Exhibit 10.1

ASSET AND STOCK PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is entered into as of the 1st day of January 2004 (“Effective Date”) between PRODUCTION RESOURCES, INC. (“PRI”) EARL R. WALKER (“Walker”) and American Energy Production Inc. (“Purchaser)

RECITALS:

A.            Walker is the owner of one thousand (1,000) shares of common stock of PRI, being all of its outstanding capital stock.  PRI is the owner of certain oil and gas leases situated in Medina County, Texas together with the wells thereon and various items of equipment and personal property located on or about the leases or used in connection therewith, which Leases are more particularly described in Exhibit “A” attached hereto and made a part hereof.

B.     PRI and Walker desire to sell and Purchaser desires to purchase all of the assets and stock of PRI and each has agreed that the sale should be consummated under the terms and conditions hereof.

TERMS OF AGREEMENT:

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PRI, Walker and Purchaser covenant and agree as follows:

1.            Agreement to Sell Assets/Excluded Items.  As of Closing (hereinafter defined), PRI hereby agrees to sell to Purchaser one hundred percent (100%) of the assets of PRI, save and except the excluded assets described herein (collectively, the “Assets”).  Excluded from this sale and reserved to PRI shall be (a) all Medina Electric Cooperative Capital Credits in PRI’s name or in its predecessor’s name, Jenex Operating Company, (b) an overriding royalty interest in the Leases equal to 5% of 100%, and (c) any check from Superior Crude Gathering payable to PRI for any production sold from the Leases prior to the Effective Date above which the parties hereto stipulate may be endorsed by Walker as President of PRI and negotiated when received.

2.            Purchase Price.  The Purchase Price to be paid by Purchaser to PRI (or on PRI’s behalf directly to third party banks described herein) for the Purchase Shares shall be comprised of ($800,000.00) [the “Purchase Price”] payable as $400,000.00 worth of

AMEP restricted 144 common shares plus Purchaser’s execution and delivery to PRI of a Secured Convertible Debenture in the original principal sum of $400,000.00 and payable as follows:  [See “Exhibit B”]

The obligations of Purchaser to pay the Purchase Price as evidenced by the Secured Convertible Debenture described above shall be secured by Purchaser’s execution of a Deed of Trust and Security Agreement (and accompanying UCC-1) granting to PRI a first lien on the Assets.

3.            Payments At Closing In Addition To Purchase Price. [Insert any agreed reimbursements or payments]

4.            Employment of Walker.  Subsequent to Closing, Purchaser shall employ Walker at a salary equal to (a) $5,000.00 per month net of withholding and FICA taxes; plus (b) health insurance coverage for Walker (and if Walker elects at his own expense, coverage for his spouse); plus (c) a 3/4 –ton pickup licensed for highway use (including Walker’s reasonable personal usage) suitable for hauling equipment, including Purchaser’s payment of all purchase installments, license fees, insurance and fuel.  Walker agrees to serve as a superintendent of field operations for a minimum of the length of term of the Secured Convertible Debenture, health permitting.   The employment terms set forth herein shall be evidenced by a written Employment Agreement executed by the parties at Closing.

5.            Option to Acquire PRI Stock.  At Purchaser’s option, at such time as the Purchase Price is paid in full, Purchaser may purchase all of the outstanding stock of PRI for ten dollars ($10.00) plus the cost of any document preparation by any attorney engaged by Purchaser to assist with the purchase transaction.

6.            Operations by PRI.  Upon Closing, Walker shall cause the PRI P-5 to be amended to reflect new officers.  Operations by PRI subsequent to Closing, but prior to acquisition of the PRI Stock by Purchaser shall be without charge other than the actual expenses incurred in operations, which expenses shall be borne entirely by Purchaser.  PRI shall not be required to advance funds or extend credit for payroll, expenses or any other expense item to Purchaser.  ________________ Shall, upon Closing, be appointed Director of Field Operations for PRI and shall be in charge of all field decisions pertaining to the Leases and all personnel engaged to work on the Leases.  In conducting his management of field operations for PRI, ______________ shall comply with all applicable laws of the State of Texas and all rules of the Railroad Commission of Texas.  Purchaser shall have the right to make other acquisitions and to place such acquisitions under the operations of PRI but only upon first securing a letter of credit or bond from a reputable bank or bonding company payable to the Railroad Commission of Texas in the amount of the aggregate estimated plugging costs of each well which forms a part of the new acquisition.  The letter of credit or bond shall further provide that Railroad Commission of Texas may draw on the letter of credit beginning on the forty-fifth (45th ) day after the date the Railroad Commission orders a particular well to be plugged if Purchaser fails to fund such plugging within the 45-day period or fails to fund any available alternative to plugging which is acceptable to the Railroad Commission, such as a W-1X filing.   While PRI acts as operator for Purchaser, Purchaser agrees to promptly comply with all Railroad Commission directives so as to preserve the current good reputation of PRI as an operator.

7.            Sale “AS IS”. Purchaser acknowledges that it has inspected the Leases, Wells and Equipment and that it is acceptable. Purchaser has been advised that certain of the existing wells are located in the 100-year flood plain.  Purchaser further acknowledges that other than a warranty of title and the warranties set forth below, PRI has made no warranties or representations whatsoever and that the Leases, Wells and Equipment shall be delivered “as is”, “where is” and with all faults.  Purchaser has been afforded a full and complete opportunity to perform due diligence.

8.            Closing.  Closing shall occur on the Effective Date above in the offices of James M. Hughes, 1777 N.E. Loop 410, 15th Floor, San Antonio, Texas, or at such other time and place as PRI, Walker and Purchaser shall mutually agree.

9.            Items to be Exchanged at Closing.  At Closing, the parties shall exchange and/or deliver the following items, fully executed where appropriate:

      By PRI and Walker:

(a)	Assignment and Bill of Sale With Reservation of Overriding Royalty Interest conveying the Assets; and

(b)	All pertinent records pertaining to the Assets.

      By Purchaser:

(c)	The $400,000.00 portion of the Purchase Price in AMEP 144 restricted shares

(d)	Secured Promissory Note and the Deed of Trust securing same in the form approved by PRI’s counsel; and

(e)	Walker’s Employment Agreement.

10.            Warranties and Representations of Walker. Walker hereby warrants and represents to Purchaser the following:

    (a)        All sales of crude oil produced from the Leases prior to the Effective Date hereof have been in substantial compliance with applicable local, state and federal law, rules and regulations and there are not any known conditions on the lands covered by the Leases which would constitute a violation of any such laws, rules or regulations.

    (b)        There are no bankruptcy proceedings pending, being contemplated by, or to the knowledge of Walker, threatened against Walker or PRI.

    (c)        Walker is not aware of any claims, lawsuits, actions or other proceedings pending or threatened for any Court, tribunal, agency or governmental entity, which affect the Leases or the Purchase Shares.

    (d)        All pertinent Railroad Commission filings affecting or pertaining to the Leases are current and there are no outstanding violations of any Railroad Commission rule of which PRI or Walker has received notice.

     (e)        There are no delinquent taxes or assessments pertaining to the Assets;

     (f)        WALKER AGREES TO DEFEND, INDEMNIFY AND HOLD PURCHASER HARMLESS FROM ANY AND ALL CLAIMS, DAMAGES OR CAUSES OF ACTION, INCLUDING, ATTORNEYS’ FEES, SUFFERED BY PURCHASER RELATING TO THE LEASES AND THE BUSINESS ACTIVITIES OF PRI PRIOR TO THE EFFECTIVE DATE.

11.            Representations and Warranties of Purchaser. Purchaser hereby warrants and represents to Walker the following:

    (a)        Purchaser is duly incorporated under the laws of the State of Texas and is in good standing under that State.

    (b)        Purchaser is duly authorized to enter into this Agreement and to deliver the consideration described in this Agreement.

    (c)        PURCHASER AGREES TO DEFEND, INDEMNIFY AND HOLD WALKER HARMLESS FROM ANY AND ALL CLAIMS, DAMAGES OR CAUSES OF ACTION, INCLUDING, ATTORNEYS’ FEES, SUFFERED BY WALKER RELATING TO THE LEASES AND THE BUSINESS ACTIVITIES OF PRI ON AND AFTER THE EFFECTIVE DATE.

12.            Covenants and Representations to Survive Closing. This Agreement and the covenants and representations of each party to this Agreement shall survive the Closing.

13.            Time is of the Essence/Attorneys Fees.  Time is of the essence with regard to all obligations to be performed under this Agreement.  If either party seeks to enforce, in law or in equity, any provision contained herein, then the prevailing party in such proceeding shall be entitled to attorney’s fees, interest and all such other disbursements and relief provided under law.

14.            Payment of Expenses.  Except as otherwise provided herein, all of the fees and expenses incurred by any party prior to the Closing in order to complete the transactions required or permitted hereby shall be paid by the party incurring such fees and expense.  The parties shall each pay one-half (1/2) of the fees of James M. Hughes, attorney, in the preparation of this Agreement and other Closing documents.

15.           Modification or Amendment.  The parties hereto may modify or amend this Agreement only by written agreement executed and delivered by the respective parties.

16.            Binding on Heirs and Assigns.  This Agreement shall inure to and be binding upon the undersigned and their respective heirs, representatives, successors and assigns, provided, however, that neither this Agreement or the interests conveyed or to be conveyed pursuant to this Agreement shall be assigned without the prior written consent of the non-transferring party.

17.            Counterparts.  For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

18.            No Waivers.  No waiver of or failure to act upon any of the provisions of this Agreement or any right or remedy arising under this Agreement shall be deemed or shall constitute a waiver of any other provisions, rights or remedies (whether similar or dissimilar) nor shall such waiver or failure to act constitute a continuing waiver or evidence of a binding course of conduct unless expressly provided herein or expressly stipulated to in writing by the parties.

         19.            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AND SHALL BE PERFORMABLE IN MEDINA COUNTY, TEXAS.

         20.           Notices.           Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing (by FAX, mail, telegram or courier) and delivered to the parties as follows:

To Walker or PRI: To Purchaser:	Earl R. Walker
1077 County Road 342
Hondo, Texas 78861
Telephone: (830) 741-8401
Fax: (830) 426-3406

American Energy Production Inc.
P.O. Box 1496
Mineral Wells, Texas 76068
Telephone: 940-327-0886
Fax: 940-327-8018

Notices shall be deemed given on the date of actual receipt by the party.  Notices given by certified or registered mail shall be deemed given three (3) days after deposit with the United States Postal Service, properly posted and addressed to the party’s last known address, unless actually received prior to the expiration of the 3-day period.

21.            Entire Contract.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

22.           Captions for Convenience.  All captions herein are for convenience or reference only and do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

         23.     Severability.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or enforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or enforceable provision had never been contained herein.

24.                 STIPULATIONS REGARDING ATTORNEY.   WALKER AND PURCHASER STIPULATE AND AGREE THAT JAMES M. HUGHES HAS PREPARED THIS DOCUMENT IN ACCORDANCE WITH THE JOINT DIRECTIONS OF THE PARTIES AND HAS NOT GIVEN LEGAL ADVICE TO EITHER PARTY.

         EXECUTED by the undersigned as of the Effective Date set forth above.

By: __________________________ Date: January 1, 2004
Earl R. Walker, President

AMERICAN ENEERGY PRODUCTION INC
Name of Purchaser
By:  _____________________________Date: January 1,
Charles Bitters, President

EXHIBIT “A”

[Lease Description]

Herring — Holloway Leases:

Lease Date: Lessor: Lessee: Rec. Ref: Acreage:	[Lease 1] February 23, 1956
[Lease 2] February 23, 1956

[Lease 1] Elizabeth L. Herring, et vir.
[Lease 2] Joseph W. Holloway, et ux.

[Lease 1] L. C. Collins
[Lease 2] L. C. Collins

[Lease 1] Volume 170, Page 65
[Lease 2] Volume 170, Page 60

[Lease 1] 71.23 acres, T. Mercier Sy. No. 328, A-669
[Lease 2] 20 acres, T. Mercier Sy. No. 328, A-669

Description of Lands

        All that certain tract of land situated in the County of Medina, State of Texas, described as follows:

All situated in Medina County, Texas, described in two tracts for a total of 91.23 acres, more or less, described by metes and bounds as follows:

         FIRST TRACT: Twenty (20) acres of land out of Survey No. 328, Theophile Mercier, in Medina County, Texas, described by metes and bounds as follows, to wit:

                BEGINNING at the stake and fence corner in the west boundary line of the Hondo-Biry Road, located at the point where the west boundary line of said Hondo-Biry Road intersects with the South boundary line of said, Survey No. 328;
                THENCE N. 89 deg. W. with fence, along the south boundary line of a public road, 240 varas to a stake;
                THENCE North 461.3 varas to a stake under fence;
                THENCE with fence S. 89 deg. 47’ E. 247.2 varas to a stake in the west boundary line of the Hondo-Biry Road;
                THENCE with fence along the west boundary line of said Hondo-Biry road, S. 1 deg. W. 464.8 varas to the place of beginning.

          SECOND TRACT: 71.23 acres more or less, out of Survey No. 328, in the name of Theophile Mercier, described by metes and bounds as follows:

                BEGINNING at a stake and fence corner in the West boundary line of the Hondo-Biry Road, located a point where the West boundary line of the said Hondo-Biry Road intersects with the South boundary line of the said Survey No. 328;
                THENCE with fence along the South boundary line of said Survey N. 328, and along N. boundary line of a public road, N. 89 deg. W. 1240 varas to a stake for the place of beginning;
                THENCE North 89 deg. West with fence along South boundary line of said Survey No. 328, and along the North Boundary line of public road, 887.5 varas to a stake and fence corner;
                THENCE North 1 deg. E. with fence, 449 varas to a stake and fence corner;
                THENCE S. 89 deg. 47 min. with fence, 880 varas to a stake;
                THENCE South 461.3 varas to the place of beginning.

J. N. Wilson Lease:
Lease Date: January 19, 1995
Lessor: J. N. Wilson, et ux.
Lessee: R. S. Drilling Corporation

Rec. Ref.: Volume 165, Page 620
Acreage: 190 acres, being 161 acres, P.E. Durst Sy. No. 15,
               A-303 and 29 acres, M. Griffin Sy. No. 343.

Oscar Schmidt and Oscar Schmidt "B" Leases:
Lease Date: July 20, 1995
Lessor: Oscar F. Schmidt, et ux.
Lessee: Texas Coast Oil & Gas Company
Rec. Ref.: Volume 167, Page 100
Acreage: 148 acres, P.E. Durst Sy.15, A-303

V.H. Neumann Lease:
Lease Date: September 25, 1954
Lessor: V. H. Neumann, et ux.
Lessee: E. L. Kelley
Rec. Ref.: Volume 165, Page 270

Acreage: 214.1 acres, being 107.8 acres out of Survey No. 247, Jos. Walker and
               106.3 acres out of Survey No. 328, T. Mercier.

V. H. Neumann "B" Lease:
Lease Date: November 4, 1954
Lessor: Thomas Neumann, s.m.
Lessee: E. L. Kelley

Rec. Ref.: Volume 165, Page 400
Acreage: 311.9 acres, being 204.2 acres Jos. Walker Sy. No. 247, 106.7 acres, and 1 acre, T. Mercier, Sy. No. 328.

Lenora Schmidt and Lenora Schmidt "B" Leases:
Lease Date: July 20, 1955
Lessor: Lenora Schmidt, f.s.
Lessee: Texas Coast Oil & Gas Company
Rec. Ref.: Volume 167, Page 104
Acreage: 277 acres, P. E. Durst Sy. No. 15, A-303, being more particularly described by metes and bounds in a partition deed dated May 2, 1953, recorded in Volume 158, Page 342, Deed Records of Medina County, Texas.

O.K. Schmidt Lease:
Lease Date: August 1, 1970
Lessor: Overton K. Schmidt, Sr., et ux.
Lessee: W. F. Seeger
Rec. Ref.: Volume 231, Page 26
Acreage: 9.65 acres, P. E. Durst Sy. No. 15, A-303

J. N. Wilson "B" Lease:
Lease Date: January 19, 1955
Lessor: J. N. Wilson, et ux.
Lessee: R. S. Drilling Corporations
Rec. Ref.: Volume 171, Page 340
Acreage: 51.94 acres, F. Vanderstucken Sy. No. 366, A-991

Description of Lands

The North 34.44 acres of the above 51.94 acres tract out of Survey No. 366, F. Vanderstucken, Medina County, Texas.

Clara Gray Unit I Lease: Lease Date: September 16, 1974 Lessor: Clara Uzzell Gray, a widow Lessee: R. C. Buie Rec. Ref.: Volume 263, Page 122 Acreage: 190 acres, Henry Wilson Sy. No. 536, A-1042.

Description of Lands

The East 55.8701 acres of land, more or less, out of the 190.0 acre Clara Gray Lease dated September 16, 1974, recorded December 17, 1974 in Deed Records, Volume 263, Pages 122-124, Medina County, Texas, within Survey No. 536, Henry Wilson, Abstract No. 1042, situated about 9 miles South 5 degrees East of the City of Hondo, Medina County, Texas, and being more fully described by metes and bounds as follows:

Beginning at a stake set for the E. corner of Survey No. 536, Henry Wilson; Thence West 894.3’ to a 5/8” steel pin being the S.W. corner of this tract;  Thence North 00 degrees 40’ East 2725.01’ to a point for the N.W. corner of this tract;  Thence South 89 degrees 16’ East 897.59’ to a point for the N.E. corner of this tract;  Thence South 00 degrees 21’ West 417.8';  South 11 degrees 00’ West 31.5';  South 00 degrees 40’ West 2264.8’ to the place of beginning.

         NOTE: There are actually 3 separate tracts located within the 55.8701 acres formerly known as Clara Gray Unit II, and now of part of Unit I.  They are as follows:

Clara Gray Unit II A, 24.72 acres of land, more or less. Well Nos. 1 through 12, Tank Nos. 68152, 68153.
        Clara Gray Unit II B, 4.12 acres, more or less.  Well Nos. 14 through 15, Tank No. 88146.
Clara Gray Unit II C, 27.0301 acres, more or less. Well Nos. 12H, 13H, 16H through 23H, Tank Nos. 88895, 88896.

136.0994 acres of land, more or less, out of the 190.00 acre Clara Gray Lease dated September 16, 1974, recorded December 17, 174 in Deed Records, Volume 263, Pages 122-124, Medina County, Texas, within Survey No. 536, Henry Wilson, Abstract No. 1042, recorded in Deed Records, Volume 153, Pages 636- 639, Medina County, Texas, situated about 9 miles South 5 degrees East of the City of Hondo, Medina County, Texas, and being more fully described by metes and bounds as follows:

Beginning at a 5/8” steel pin set for the E. corner of this tract, said 5/8” steel pin being 894.3’ West of a stake set for the S.E. corner of Survey No. 536 Henry Wilson;  Thence, N. 88 degrees 27’ W. 2528.4’ to a pin set for with S.W. corner of this tract;  Thence, N. 20 degrees 31’ E. along the F.M. Hwy No. 462, 2084.6’ to a pin;  Thence; N. 19 degrees 05’ E. along 04’ E. along the F.M. Hwy No. 462, 645.0', 117.4’ to a pin set for the N.W. corner of this tract;  Thence, S. 89 degrees 26’ East 1764.81” to a pin set for the N.E. corner of this tract;  Thence S. 00 degrees 40’ W. 2725.01’ to the place of beginning.

[Net Revenue Interests]

Herring - Holloway Lease (RRC Lease No. 01710):
         Production Resources, Inc.

J.N. Wilson Lease (RRC Lease No. 02189):
         Production Resources, Inc.

J.N. Wilson "B" Lease (RRC Lease No. 01829):
         Production Resources, Inc.

 Oscar Schmidt and Oscar Schmidt "B" Leases (RRC Lease No. 01724):
         Production Resources, Inc.

 V. H. Neumann Lease (RRC Lease No. 01865):
         Production Resources, Inc.

 V.H. Neumann "B" Lease (RRC Lease No. 01959):
         Production Resources, Inc.

Lenora Schmidt Lease (RRC Lease No. 01723):
         Production Resources, Inc.

Lenora Schmidt "B" Lease (RRC Lease No. 10480):
         Production Resources, Inc.

 O.K. Schmidt Lease (RRC Lease No. 04146):
         Production Resources, Inc.

 Clara Gray Unit I Lease (RRC Lease No. 04731):
         Production Resources, Inc.
100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.; 100% W.I.;	84.76562% N.R.I. 84.76563% N.R.I. 84.76560% N.R.I. 84.76560% N.R.I. 87.50000% N.R.I. 87.50000% N.R.I. 84.37500% N.R.I. 84.37500% N.R.I. 75.00000% N.R.I. 81.25000% N.R.I.